Exhibit 23.4

                          L.P. MARTIN & COMPANY, P.C.
                              4132 INNSLAKE DRIVE
                           GLEN ALLEN, VIRGINIA 23060
                              PHONE: 804-346-2626
                               FAX: 804-346-9311


Consent of Independent Auditors
-------------------------------

The Board of Directors
Cornerstone Realty Income Trust, Inc.
Richmond, Virginia


We hereby consent to the incorporation by reference of the following reports prepared by us in a Registration Statement on Form S-3 (File No. 333-23693) to be filed with the Securities and Exchange Commission by Cornerstone Realty Income Trust, Inc.:

(1) Our report dated March 7, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Franklin Towers Apartments for the twelve-month period ended December 31, 1996, and (2) our report dated March 24, 1997 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Westchase Apartments for the twelve-month period ended December 31, 1996.


Richmond, Virginia                        /s/ L.P. Martin & Company, P.C.
April 17, 1997